                          COLLATERAL PLEDGE AGREEMENT

    THIS COLLATERAL PLEDGE AGREEMENT (this "Agreement") is made as of this 1st day of November, 1996, by and between CHESAPEAKE BIOLOGICAL LABORATORIES, INC., a Maryland corporation (the "Borrower") and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association (the "Bank"); Witnesseth:

                                    RECITALS

    Pursuant to a Trust Indenture of even date herewith (as amended, modified, supplemented or restated from time to time, the "Indenture") among the Maryland Industrial Development Financing Authority (the "Issuer") and First Union National Bank of Virginia, as Trustee and Branch Banking and Trust Company, as Credit Facility Trustee (collectively, in such capacities, the "Bond Trustee"), the Issuer has issued and sold its Maryland Industrial Development Financing Authority Economic Development Revenue Bonds (Chesapeake Biological Laboratories, Inc. Facility) 1996 Issue in the original aggregate principal amount of $7,000,000 (the "Bonds"). The proceeds of the sale of the Bonds will be loaned (such loan of the proceeds of the Bonds being hereinafter referred to as the "Loan") by the Issuer to the Borrower pursuant to a Loan Agreement of even date herewith (as amended, modified, supplemented or restated from time to time, the "Loan Agreement") between the Issuer and the Borrower, and used by the Borrower to finance (a) the acquisition by the Borrower of approximately 3.5 acres of land located at 1111 South Paca Street, Baltimore, Maryland together with all improvements thereon (the "Real Property"), (b) the renovation of such improvements and the construction of other improvements on the Real Property, and (c) the acquisition of certain equipment to be used at the Real Property (such Real Property, improvements and equipment being herewith collectively referred to as the "Facility"). As used herein, the term "Property" means the Real Property and the improvements to be made thereto as part of the Facility.

    As used herein, the term "Bond Documents" means the Indenture, the Loan Agreement, the Bonds and any other documents now or hereafter executed by the Issuer, the Bond Trustee, the Borrower or any other party to evidence, secure or in connection with the Bonds, as the same may be amended, modified or supplemented from time to time in accordance with their respective terms. As used herein, the term "Bond Obligations" means the obligations of the Borrower to (a) pay the principal of, and interest on the Loan, when and as the same becomes due and payable, (b) pay all other payments required by the Bond Documents to be paid by the Borrower to the Issuer, to the Bank, to the Bond Trustee or to others, when and as the same shall become due and payable, and (c) timely perform, observe and comply with all of the terms, covenants, conditions, stipulations, and agreements express or implied, which the Borrower is required by any of the Bond Documents to perform or observe.

    In order to enhance the marketability of the Bonds, the Borrower and the Issuer have requested that the Bank issue to the Bond Trustee an irrevocable letter of credit (such letter of credit and all amendments and supplements thereto, or any successor or substitute letter of credit issued by the Bank with respect thereto being hereinafter called the "Letter of Credit") in an amount not to exceed $7,280,000. Pursuant to a Letter of Credit and Reimbursement Agreement of even date herewith (the "Letter of Credit Agreement") by and between the Borrower and the Bank, the Bank has agreed to issue the Letter of Credit.

    As a condition precedent to the issuance of the Letter of Credit, the Bank has required that the obligations of the Borrower under the Letter of Credit Agreement be partially insured by the Maryland Industrial Development Financing Authority (in such capacity, "MIDFA") pursuant to an Insurance Agreement dated as of even date herewith by and among MIDFA, the Bank and the Borrower (the "MIDFA Insurance Agreement")

    As used herein, the term "Letter of Credit Documents" means the Letter of Credit, the Letter of Credit Agreement and any other documents now or hereafter executed by the Borrower or any other party to evidence, secure or in connection with the Letter of Credit, as the same may be amended, modified or supplemented from time to time in accordance with their respective terms. As used herein, the term "Letter of Credit Obligations" means the obligations of the Borrower under the Letter of Credit Documents to (a) pay all payments required by the Letter of Credit Documents, when and as the same become due and payable, including without limitation, all drafts drawn under the Letter of Credit, and (b) timely perform, observe and comply with all of the terms, covenants, conditions, stipulations and agreements, express or implied, which the Borrower is required by the Letter of Credit Documents to observe or perform. As a condition precedent to issuing the Letter of Credit, the Bank has required, among other things, that the Borrower secure the payment and performance of the Letter of Credit Obligations by the execution and delivery of this Collateral Pledge Agreement.

    The Bank and the Borrower have entered into an ISDA Master Agreement of even date herewith (the "Swap Agreement") providing for an interest rate swap arrangement for the Loan (the Swap Agreement and any other documents now or hereafter executed in connection therewith including without limitation any other "swap agreement," as defined in 11 U.S.C. 101, executed in substitution for the Swap Agreement are hereinafter collectively referred to as the "Swap Documents"). As used herein, the term "Swap Obligations" means any and all obligations, whether absolute or contingent, now or hereafter due or becoming due or owing by the Borrower to the Bank under the Swap Documents. As a condition precedent to making the interest rate swap arrangement available to the Borrower under the Swap Agreement, the Bank has required that the Borrower secure the payment and performance of the Swap Obligations by the execution and delivery of this Collateral Pledge Agreement.

    NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower agrees as follows:

                                   ARTICLE I

                     DEFINITIONS AND RULES OF CONSTRUCTION

    SECTION 1.1. Definitions. The terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

    "Collateral" has the meaning set forth in Section 2.1.

    "Default" has the meaning set forth in Article V.

    "Enforcement Costs" means any and all funds, costs, expenses and charges of any nature whatsoever (including, without limitation, attorney's fees and expenses) reasonably advanced, paid or incurred by or on behalf of the Bank under or in connection with the administration or enforcement of this Agreement, including, without limitation, (a) the compliance of the Borrower with any covenant, warranty, representation or agreement of the Borrower made in or pursuant to this Agreement or any of the other Financing Documents, (b) the collection or enforcement of any of the Obligations, this Agreement and any of the other Financing Documents, and (c) the exercise, preservation, maintenance, protection, operation, management, collection, sale or other disposition of, or realization upon, all or any part of the Collateral, the Security Interest and the rights and remedies of the Bank hereunder, under the other Financing Documents, under applicable law and otherwise.

    "Event of Default" means an event which, with the giving of notice or the lapse of time, or both, could or would constitute a Default under the provisions of this Agreement.

    "Financing Documents" means Letter of Credit Documents and the Swap
Documents.

    "Lien" means any mortgage, deed of trust, pledge, security interest, assignment, encumbrance, judgment, lien, claim or charge of any kind in, on, of or in respect of, any asset or property or any rights to any asset or property, including, without limitation, (a) any interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to any such asset or property, and (b) the filing of, or any agreement to give, any financing statement relating to any such asset or property under the Uniform Commercial Code of any jurisdiction.

    "Obligations" means the Letter of Credit Obligations and the Swap
Obligations.

    "Person" means and includes an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated association, a government or political subdivision or agency thereof, or any other entity.

    "Prime Rate" means the floating and fluctuating per annum rate of interest of the Bank at any time or from time to time established and declared by the Bank in its sole and absolute discretion as its prime rate. The Prime Rate does not necessarily represent the lowest rate of interest charged by the Bank to borrowers.

    "Security Interests" means the security interests and other Liens in the Collateral granted hereunder.

    "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Maryland.

    "VIC" means the Variable Investment Contract dated as of November 1, 1996 by and between the First Union National Bank of North Carolina (in such capacity, hereinafter referred to as "FUNBNC") and the Borrower, pursuant to which the Borrower has delivered to FUNBNC the principal amount of $700,000 (the "Invested Monies") to be invested by FUNBNC pursuant to the terms of the VIC.

    SECTION 1.2. Rules of Construction. Unless otherwise defined herein and unless the context otherwise requires, all terms used herein which are defined by the UCC shall have the same meanings assigned to them by the UCC unless and to the extent varied by this Agreement. The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule, and exhibit references are references to sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require.

                                   ARTICLE II

                                 THE COLLATERAL

    SECTION 2.1. The Pledge. In order to secure the full and punctual payment of the Obligations in accordance with the terms thereof, and to secure the performance of this Agreement and the other Financing Documents, the Borrower hereby transfers, pledges, assigns, sets over, delivers and grants to the Bank a continuing lien and security interest in and to all of the following property of the Borrower, both now owned and existing and hereafter created, acquired and arising (all being collectively referred to as the "Collateral") and all right, title and interest of the Borrower in and to the Collateral:

    (a) Invested Monies, etc. (i) the Invested Monies, (ii) all other monies and funds now or hereafter delivered to or on deposit with the Bank pursuant to the VIC and all rights for or to payment thereof, and (iii) all interest, dividends, cash, income or other property now or hereafter payable or distributable under, or, to or by reason of, the VIC or the money and funds on deposit with the Bank pursuant to the VIC or represented thereby; and

    (b) Proceeds. All cash and non-cash proceeds and products of the portion of the Collateral described in clause (a) above.

    SECTION 2.2. Security Interests Security Only. The Security Interests are granted as security only and shall not subject the Bank to, or transfer or in any way affect or modify, any obligation or liability of the Borrower with respect to any of the Collateral or any transaction in connection therewith.

    SECTION 2.3. Delivery, Etc. The Borrower shall deliver or promptly cause to be delivered to the Bank (a) the VIC which shall be accompanied by an acknowledgment duly executed and delivered by FUNBNC and in form and content satisfactory to the Bank under which, among other things, FUNBC will accept and confirm notice of the Bank's Security Interest in the Collateral free and clear of any other Liens and agree not to permit any withdrawals from, liens against, or releases or further transfers, pledges or assignments of, the Collateral without the prior written consent of the Bank, and (b) all other instruments, agreements and papers comprising, representing, evidencing or in connection with the Collateral or any part thereof accompanied by proper instruments of transfer, assignment or endorsement duly executed by the Borrower.

    SECTION 2.4. Record Owner of Collateral. The Bank shall have the right in its sole and absolute discretion to hold the VIC or other instrument or document representing or evidencing the Invested Monies and any other certificates, notes, instruments or securities now or hereafter included in the Collateral in its own name, the name of its nominee or the name of the Borrower. The Borrower will promptly give to the Bank copies of any notices or other communications received by it with respect to Collateral registered in the name of the Borrower.

    SECTION 2.5. Interest etc, until Event of Default.

    (a) Unless and until an Event of Default shall have occurred and is continuing, the Borrower shall be entitled to receive and retain any and all interest, income or dividends paid in cash on the Invested Monies.

    (b) Upon the occurrence and during the continuance of an Event of Default, all rights of the Borrower to receive interest, income or dividends which the Borrower is authorized to receive pursuant to paragraph (a) of this Section 2.5 shall cease, and all such rights shall thereupon become vested in the Bank, which shall have the sole and exclusive right and authority to receive and retain such interest, income or dividends. All interest, income or dividends which are received by the Borrower contrary to the provisions of this Section
2.5 shall be received in trust for the benefit of the Bank, shall be segregated from other property or funds of the Borrower and shall be forthwith delivered to the Bank in the same form as so received with any necessary endorsement which the Borrower agrees to make.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

    The Borrower represents and warrants to the Bank and MIDFA that the following statements are true, correct and complete:

    SECTION 3.1. Title and Authority. The Borrower is the owner of the Collateral and has good and marketable title to the Collateral free and clear of any Liens. The Borrower has full power and authority to grant the Security Interests to the Bank in the Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement without the consent or approval of any Person other than any consent or approval which has been obtained.

    SECTION 3.2. Validity, Perfection and Priority of Security Interests. By virtue of the execution and delivery of this Agreement and upon delivery to the Bank of the Collateral (or certificates, instruments or other papers representing or evidencing the Collateral) in accordance with the provisions of this Agreement, the Bank will have a valid and perfected Lien on the Collateral subject to no prior or other Liens. No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution and delivery of this Agreement or necessary for the validity or enforceability of this Agreement or for the perfection of the Security Interests.

    SECTION 3.3. Survival. All representations and warranties contained in or made under or in connection with this Agreement (a) shall survive the execution, delivery and performance of this Agreement, and (b) shall be true, correct and complete at all times during which any of the Obligations (or commitments therefor) are outstanding with the same effect as if such representations and warranties had been made at such times.

                                   ARTICLE IV

                             COVENANTS OF BORROWER

    The Borrower covenants and agrees with the Bank and MIDFA as follows:

    SECTION 4.1. Title, Liens and Taxes. The Borrower shall, at its cost and expense, take any and all actions necessary to defend its title to Collateral against all Persons and to defend the Security Interest of the Bank in the Collateral and the priority (or intended priority) thereof, against any adverse Lien of any nature whatsoever. Except to the extent contested in good faith, the Borrower will pay all taxes and assessments levied or placed on the Collateral prior to the date when any interest or penalty would accrue for the nonpayment thereof.

    SECTION 4.2. Further Assurances. The Borrower shall, from time to time, at its expense, execute, deliver, acknowledge and cause to be duly filed, recorded or registered any statement, assignment, endorsement, instrument, paper, agreement or other document and take any other action that from time to time may be necessary or desirable, or that the Bank may reasonably request, in order to create, preserve, continue, perfect, confirm or validate the Security Interests or to enable the Bank to obtain the full benefits of this Agreement or to exercise and enforce any of its rights, powers and remedies hereunder. The Borrower shall pay all costs of, and incidental to, the filing, recording or registration of any such document as well as any recordation, transfer or other tax required to be paid in connection with any such filing, recordation or registration.

    SECTION 4.3. Care and Protection of Collateral. The Borrower shall promptly notify the Bank of any event causing deterioration, loss or depreciation in value of any substantial portion of the Collateral and the amount of such loss or depreciation. The Borrower shall perform, observe, and comply with all of the terms and provisions to be performed, observed or complied with by it under each contract, agreement or obligation relating to the Collateral. The Bank shall have no duty to, and the Borrower hereby releases the Bank from all claims for loss or damage caused by the failure of the Bank to, collect, protect, preserve or enforce any of the Collateral or preserve rights against account debtors and prior parties to the Collateral.

    SECTION 4.4. Sale of Collateral. Without the prior written consent of the Bank and MIDFA, the Borrower will not (a) sell, lease, assign, transfer, dispose of, pledge or grant or permit a Lien to exist on, the Collateral or (b) withdraw any monies or funds on deposit pursuant to the VIC, except interest, income or dividends receivable by the Borrower under Section 2.5 hereof.

                                   ARTICLE V

                                    DEFAULT

    The occurrence of any one or more of the following events shall constitute a default under the provisions of this Agreement, and the term "Default" shall mean, whenever it is used in this Agreement, any one or more of the following events:

    SECTION 5.1. Payment of Obligations. If any of the Obligations are not paid as and when due and payable in accordance with the provisions of this Agreement, and/or any of the other Financing Documents after giving effect to any applicable cure or grace periods, if any;

    SECTION 5.2. Perform, etc. Certain Provisions of this Agreement. The failure of the Borrower to perform, observe or comply with any of the provisions of Sections 4.1 and 4.4 of this Agreement;

    SECTION 5.3. Perform, etc. Other Provisions of This Agreement. The failure of the Borrower to perform, observe or comply with any of the provisions of this Agreement other than those covered by Sections 5.1 and 5.2 above, and, such failure is not cured to the satisfaction of the Bank within a period of thirty
(30) days after the date of written notice thereof by the Bank to the Borrower;

    SECTION 5.4. Representations and Warranties. If any representation and warranty contained herein or any statement or representation made in any officer's certificate or any other information at any time given by or on behalf of the Borrower or furnished in connection with this Agreement or any of the other Financing Documents shall prove to be false or incorrect in any material respect on the date as of which made; or

    SECTION 5.5. Default under Other Financing Documents. The failure of the Borrower to perform, observe or comply with any of the provisions of any of the Financing Documents (other than this Agreement) to which the Borrower is a party and such failure is not cured within applicable cure or grace periods, if any, or if a "Default" (as defined and described therein) occurs under the provisions of any of the Financing Documents (other than this Agreement) which is not cured within applicable cure or grace periods, if any.

                                   ARTICLE VI

                              RIGHTS AND REMEDIES

    SECTION 6.1. Rights and Remedies of the Bank. Upon and after the occurrence of an Event of Default, the Bank may, without notice or demand other than expressly provided for under the provisions of this Agreement, exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to the rights and remedies available to the Bank under the other provisions of this Agreement and the other Financing Documents, the rights and remedies of a secured party under the UCC and all other rights and remedies available to the Bank under applicable law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently:

    (a) The Bank may, and is hereby irrevocably authorized by the Borrower to, either in the Bank's name or in the name of the Borrower, irrespective of any penalties for early termination and free of any right or equity of the Borrower in any of the Collateral, ask for, demand, collect, withdraw, sue for, receive, receipt and/or give acquittance for, any and all money and funds on deposit or otherwise held by FUNBNC under or pursuant to the VIC and any interest, income or dividends thereon and any other money and funds due or to become due under or by reason thereof, (ii) endorse checks, drafts, orders and other instruments for the payment of money payable to the Borrower representing any principal, interest, income, dividend or distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, (iii) settle, compromise, prosecute or defend any action, claim or proceeding with respect to the Collateral, (iv) terminate, surrender, convert to cash, sell, assign, endorse, pledge or transfer the Collateral at face value, plus the amount of any accrued interest thereon but subject to any forfeiture or penalty provisions that may apply, or (v) make any agreement respecting the Collateral or otherwise deal with the Collateral as though the Bank were the absolute owner of the Collateral; provided, however, that nothing herein contained shall be construed as requiring or obligating the Bank to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Bank, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Bank or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Borrower or to any claim or action against the Bank.

    (b) As an alternative to exercising the remedies herein conferred upon it under subparagraph (a) above, the Bank may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell or collect the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

    SECTION 6.2. Application. The proceeds of collection, sale or other disposition of all or any part of the Collateral coming into the Bank's possession may be applied by the Bank to any of the Obligations, whether matured or unmatured, in such order and manner as the Bank may determine in its sole discretion.

    SECTION 6.3. No Waiver, Etc. No failure or delay by the Bank to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach, or preclude the Bank from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Agreement or under any of the other Financing Documents, the Bank shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare a Default for failure to effect such prompt payment of any such other amount. The payment by the Borrower or any other Person and the acceptance by the Bank or any other amount due and payable under the provisions of this Agreement or the other Financing Documents at any time during which a Default exists shall not in any way or manner be construed as a waiver of such Default by the Bank or preclude the Bank from exercising any right of power or remedy consequent upon such Default.

                                  ARTICLE VII

                                 MISCELLANEOUS

    SECTION 7.1. Course of Dealing; Amendment. No course of dealing between the Bank and the Borrower shall be effective to amend, modify or change any provision of this Agreement or the other Financing Documents. The Bank shall have the right at all times to enforce the provisions of this Agreement and the other Financing Documents in strict accordance with the provisions hereof and thereof, notwithstanding any conduct or custom on the part of the Bank in refraining from so doing at any time or times. The failure of the Bank at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or the other Financing Documents or as having in any way or manner modified or waived the same. This Agreement may not be amended, modified, or changed in any respect except by an agreement, in writing, signed by the Bank and the Borrower.

    SECTION 7.2. Waiver of Default. The Bank may, at any time and from time to time, execute and deliver to the Borrower a written instrument waiving, on such terms and conditions as the Bank may specify in such written instrument, any of the requirements of this Agreement or any Event of Default or Default and its consequences, provided, that any such waiver shall be for such period and subject to such conditions as shall be specified in any such instrument. In the case of any such waiver, the Borrower and the Bank shall be restored to their former positions prior to such Event of Default or Default and shall have the same rights as they had hereunder. No such waiver shall extend to any subsequent or other Event of Default or Default, or impair any right consequent thereto and shall be effective only in the specific instance and for the specific purpose for which given.

    SECTION 7.3. Notices. All notices, requests and demands to or upon the parties to this Agreement shall be deemed to have been given or made when delivered by hand, or when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, addressed as follows or to such other address as may be hereafter designated in writing by one party to the other:

    Borrower: Chesapeake Biological Laboratories, Inc.
              6000 Metro Drive
              Baltimore, Maryland 21215
              Attention: John C. Weiss, III, President

    With a
    copy to: Douglas M. Fox, Esquire
             Ballard, Spahr, Andrews & Ingersoll
             Suite 1900

            300 East Lombard Street
            Baltimore, Maryland 21202

    Bank:   First Union National Bank of North
            Carolina
            Two First Union Center, T-7
            Charlotte, North Carolina 28288
            Attention: International Operations

except in cases where it is expressly herein provided that such notice, request or demand is not effective until received by the party to whom it is addressed.

    SECTION 7.3. Performance for Borrower. The Borrower hereby appoints the Bank the attorney-in-fact of the Borrower for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Bank may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Bank shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Bank's name or in the name of the Borrower,
(a) to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due or to become due and under and by virtue of any Collateral, (b) to endorse checks, drafts, orders and other instruments for the payment of money payable to the Borrower representing any interest, dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof, (c) to give full discharge for all or any part of the Collateral, (d) to settle, compromise, prosecute or defend any action, claim or proceeding with respect to all or any part of the Collateral, (e) to sell, assign, endorse, pledge, transfer and make any agreement respecting all or any part of the Collateral, or (f) otherwise deal with all or any part of the Collateral as though the Bank were the absolute owner thereof; provided, however, that nothing herein contained shall be construed as requiring or obligating the Bank to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Bank, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or become due in respect thereof or any property covered thereby, and no action taken by the Bank or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Borrower or to any claim or action against the Bank.

    SECTION 7.4. Enforcement Costs. The Borrower shall pay to the Bank upon demand all Enforcement Costs together with interest thereon from the date incurred or advanced until paid in full at a per annum rate of interest equal at all times to the Prime Rate in effect from time to time, plus four percent (4%) per annum. Enforcement Costs together with interest thereon shall be included in the Obligations secured hereby.

    SECTION 7.5. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Bank in order to carry out the intentions of the parties hereto as nearly as may be possible, (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, and (c) the parties hereto shall endeavor in good faith negotiations to replace the invalid or unenforceable provisions with valid and enforceable provisions, the economic effect of which comes as close as possible to that of the invalid or unenforceable provisions.

    SECTION 7.6. Assignment. The Bank may, without notice to, or consent of, the Borrower, sell, assign or transfer to any Person or Persons (except for a competitor of the Borrower as reasonably determined by the Bank) all or any part of the Obligations, and in the event of any such assignment, the Security Interests and rights and remedies of the Bank hereunder shall extend to, and vest in, any such assignee or assignees who shall have the right to enforce the provisions of this Agreement as fully as the Bank, provided that the Bank shall continue to have the unimpaired right to enforce the provisions of this Agreement as to so much of the Obligations that it has not sold, assigned or transferred. The Borrower will fully cooperate with the Bank in connection with any such assignment and will execute and deliver such consents and acceptances to any such assignment and amendments to this Agreement in order to effect any such assignment (including, without limitation, the appointment of the Bank as agent for itself and all assignees).

    SECTION 7.7. Survival. All representations, warranties and covenants contained among the provisions of this Agreement shall survive the execution and delivery of this Agreement and all other Financing Documents.

    SECTION 7.8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective personal representatives, successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank.

    SECTION 7.9. Continuing Agreement. This Agreement and the Security Interests shall be continuing and binding on the Borrower

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

regardless of how long before or after the date hereof any of the Obligations were or are incurred. Subject to the provisions of Section 7.14 hereof, this Agreement and the Security Interests shall terminate when all of the Obligations have been indefeasibly paid in full and no commitments therefor are outstanding, at which time the Bank will reassign and deliver to the Borrower, against receipt, such of the Collateral as still held by the Bank (if any) and not sold or otherwise applied by the Bank pursuant to the terms hereof. Any such reassignment shall be without recourse to or warranty by the Bank at the expense of the Borrower.

    SECTION 7.10. Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of Maryland, both in interpretation and performance.

    SECTION 7.11. Duplicate Originals and Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

    SECTION 7.12. Exhibits and Schedules. Any exhibits and schedules attached to this Agreement are an integral part hereof and are hereby incorporated herein and included in the term "this Agreement".

    SECTION 7.13. Headings. Article and Section headings in this Agreement are included herein for convenience of reference only, shall not constitute a part of this Agreement for any other purpose and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

    SECTION 7.14. Partial Releases of Collateral. The appraisal of the Property prepared by Colliers Pinkard on September 30, 1996 (the "Original Property Appraisal") contains the "as completed" value of the Property other than the "as-completed" value related to the pharmaceutical build-out and validation in that plans and specifications with respect to the pharmaceutical build-out were not then sufficiently developed.. As used herein, the term "Margined Property Value" means 75% of the gross market value of the Property as determined by the Bank and MIDFA based upon a current appraisal of the Property approved by MIDFA and the Bank. Based upon the Original Appraisal, the Bank and MIDFA determined a then current Margined Property Value of the Property equal to $1,856,000. The Borrower shall have the right to have subsequent reappraisals of the Property at its sole expense by an appraiser approved by the Bank and MIDFA at the following times:

    (a) After all of the plans and specifications for the Facility, including the pharmaceutical build-out, have been

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

substantially completed, a reappraisal of the Property may be performed.

    (b) After the "Start-up/Commissioning" of the cGMP (current good manufacturing practice) manufacturing area, another reappraisal may be performed. "Start-up/Commissioning" is defined as the point in time when "Installation Qualification" has been achieved on substantially all process and utility equipment and systems. "Installation Qualification" provides verification and documentation that the equipment is properly installed at the Property, that the materials of construction meet cGMP requirements and that the equipment is properly connected to utilities and controls according to the vender and engineer specifications.

    (c) The Borrower will also have the option to reasonably request that additional reappraisals of the Property be performed at any time and from time to time after the event described in subparagraphs (a) above has occurred (each of the reappraisal in these subparagraphs (a), (b) and (c) being hereinafter collectively referred to the "Reappraisals" and individually as a "Reappraisal").

    Notwithstanding anything herein to the contrary, the Bank agrees to release all or parts of the Collateral from this Agreement from time to time prior to payment in full of the Obligations subject to the final approval of MIDFA and the Bank and satisfaction of the following terms and conditions:

    (a) No Default or Event of Default shall have occurred and be continuing at the time that a full or partial release is to be given by the Bank.

    (b) The Borrower shall have submitted to the Bank and MIDFA each time that a full or partial release is requested, a current Reappraisal of the Property by an appraiser approved by the Bank and MIDFA. Based upon such Reappraisal (which must be satisfactory in all respects to the Bank and MIDFA), the Bank and MIDFA shall determine the current Margined Property Value. If the Margined Property Value has increased from the Margined Property Value determined based upon the Original Appraisal, the Bank will release from the lien of this Agreement an amount of Collateral approximately equal to such increase. All costs and expenses for obtaining any such reappraisals and releases of Collateral shall be borne by the Borrower.

    SECTION 7.15. Lien Subordination. Notwithstanding anything herein to the contrary, the lien of the Swap Documents (including this Agreement) in and to the Collateral is subordinate to the lien of the Letter of Credit Documents in and to the Collateral, and the lien of the Letter of Credit Documents in and to the Collateral shall be deemed to be prior and senior to the lien of the Swap Documents in and to the Collateral.

    IN WITNESS WHEREOF, the Borrower has executed and delivered this Agreement under its seal as of the day and year first written above.

    WITNESS:                              CHESAPEAKE BIOLOGICAL LABORATORIES



/s/ Jacqueline M. Wood                    By:/s/ John C. Weiss, III (SEAL)
----------------------                       -----------------------
                                             John C. Weiss, III, President








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